UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

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WESTMORELAND RESOURCE PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departures of Certain Officers and Directors
On August 2, 2017, Kevin Paprzycki provided notice of his resignation from his directorship and position as Chairman of the Board of Directors of Westmoreland Resources GP, LLC (the “Company”), general partner of Westmoreland Resource Partners, LP (the "Partnership"), effective immediately. His resignation was not due to any dispute or disagreement with the Company on any matter relating to the Partnership’s operations, policies or practices. Mr. Paprzycki will remain as Chief Executive Officer of the Company.
On August 2, 2017, Jennifer Grafton provided notice of her resignation from her directorship on the Board of Directors of the Company, general partner of the Partnership, effective immediately. Her resignation was not due to any dispute or disagreement with the Partnership on any matter relating to the Partnership’s operations, policies or practices. At the same time, Ms. Grafton, who is also a named executive officer of the Company, notified the Company of her resignation from her position as Chief Legal Officer effective immediately.
The resignations of Mr. Paprzycki and Ms. Grafton described herein have been effected as part of an internal reporting realignment between the Company and Westmoreland Coal Company as the Company and the Partnership explore alternatives with respect to the 2018 maturity of the term loan under the Financing Agreement, dated as of December 31, 2014, by and among Oxford Mining Company, LLC, Westmoreland Resource Partners, LP and each of its subsidiaries, the lenders party thereto and U.S. Bank National Association, as Collateral Agent.
Separately, on July 28, 2017, Michael Meyer resigned from his position as Controller and Principal Accounting Officer of the Company effective on such date. Mr. Meyer's resignation was the result of Westmoreland's consolidated accounting centralization effort that required the position to maintain an office in Englewood, Colorado.
Appointment of Principal Accounting Officer
On July 28, 2017 the Company appointed Scott Henry as Controller and Principal Accounting Officer. Mr. Henry, 43, is currently the Senior Director of Accounting at Westmoreland Coal Company and has been in that role since November of 2016. He will continue to serve Westmoreland Coal Company in that role while taking over the Company's principal accounting officer responsibilities from the Englewood, Colorado, office.
Prior to joining Westmoreland Coal Company, Mr. Henry served as Vice President of Finance for Right Start, formerly a wholly-owned subsidiary of Liberty Interactive Corp., for seven years. Mr. Henry has also held senior leadership positions within DIRECTV and KB Home after beginning his career as a financial auditor with PricewaterhouseCoopers. Mr. Henry is a Certified Public Accountant and holds a Master of Accounting and a Bachelor of Science in Accountancy from the University of Denver. There are no agreements, arrangements, relationships or transactions between the Partnership and Mr. Henry required to be disclosed under Items 401 or 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: August 3, 2017	By:	/s/ Samuel N. Hagreen
Samuel N. Hagreen Corporate Secretary and Associate General Counsel